Exhibit 10.2

OPTION GRANT NOTICE

UNDER THE

AERSALE CORPORATION

2020 EQUITY INCENTIVE PLAN

(Executive Employees)

AerSale Corporation (the “Company”), pursuant to its 2020 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Options (each Option representing the right to purchase one share of Common Stock) set forth below, at an Exercise Price per share as set forth below. The Options are subject to all of the terms and conditions as set forth herein, in the Option Agreement (attached hereto), any Exhibit attached thereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:

Grant Date:

Vesting Start Date:

Number of Options:

Exercise Price:

Option Period Expiration Date:

Type of Option:	Nonqualified Stock Option

Vesting Schedule:

Subject to the Participant’s continuous employment or service, the Options will vest in equal installments of 1/3 of the total number of Options granted pursuant to this Grant Notice on each of the first three anniversaries of the Vesting Start Date (with each such date on which Options vest deemed a “Vesting Date”), provided, that, if the Participant Terminates after the nine (9) month anniversary of the Grant Date and such Termination constitutes a Retirement, then any unvested Options shall remain outstanding and shall continue to vest on each Vesting Date irrespective of the Participant’s Termination due to Retirement.

For purposes of this Grant Notice and the Option Agreement, “Retirement” means a Participant’s voluntary Termination after satisfying each of the following requirements: (a) the Participant has attained age 65 with at least five (5) years of continuous service with the Company and/or one or more of its Subsidiaries or Affiliates; (b) unless otherwise agreed to in writing by the Company, the Participant has provided the Company with at least 12 months advance written notice of his or her intent to Retire; and (c) the Participant has signed (and not revoked) a standard release of claims in favor of the

Company (such release including a 12 month non-competition covenant, non-solicitation covenant, and other standard restrictive covenants) and any other documentation reasonably requested by the Company at the time of the Grantee’s Retirement.

AERSALE CORPORATION

By:

Title:

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT, ANY EXHIBIT ATTACHED THERETO, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT, ANY EXHIBIT ATTACHED THERETO, AND THE PLAN.

PARTICIPANT

By:

OPTION AGREEMENT UNDER THE

AERSALE CORPORATION

2020 EQUITY INCENTIVE PLAN

Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and the AerSale Corporation 2020 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), AerSale Corporation (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.

Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one share of Common Stock), at an Exercise Price per share as provided in the Grant Notice. The Company may make one or more additional grants of Options to the Participant under this Option Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Option Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options.

2.	Vesting. Subject to the conditions contained herein and in the Plan, the Options shall vest on each Vesting Date as provided in the Grant Notice.
3.

Exercise of Options Following Termination. The provisions of Section 7(c)(ii) of the Plan are incorporated herein by reference and made a part hereof, provided, that, in the event of the Participant’s Termination due to Retirement, each outstanding vested Option shall remain exercisable for one year thereafter (but in no event beyond the expiration of the Option Period). Notwithstanding the foregoing, in the event the Participant undergoes a Termination for reasons other than Retirement and the Participant is a party to the Company’s Severance Plan or any other applicable written agreement with the Company providing for the payment of equity awards upon the Participant’s Termination (a “Severance Arrangement”), such Severance Arrangement will control with respect to the treatment of the Options upon the Participant’s Termination for reasons other than Retirement.

4.

Method of Exercising Options. The Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Exercise Price applicable to the Options so exercised. Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company’s General Counsel or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (a) or (b), as communicated to the Participant by the Company from time to time. Payment of the aggregate Exercise Price may be made using any of the methods described in Section 7(d)(i) or (ii) of the Plan including without limitation the broker-assisted “cashless exercise” procedure described in Section 7(d)(ii)(B) and the “net exercise” procedure described in Section 7(d)(ii)(C) of the Plan; provided, that the Participant may not use the method described in Section 7(d)(ii)(A) of the Plan unless specifically authorized by the Committee.

5.

Issuance of Shares of Common Stock. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of such Exercise Price and any required income or other tax withholding amount (as provided in Section 9 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares of Common Stock with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party stock plan administrator.

6.	Company; Participant.
(a)	The term “Company” as used in this Option Agreement (including any Exhibit attached hereto) with reference to employment shall include the Company and its Subsidiaries.
(b)

Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

7.

Non-Transferability. The Options are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

8.

Rights as Shareholder. The Participant or a Permitted Transferee of the Options shall have no rights as a shareholder with respect to any share of Common Stock covered by an Option until the Participant (or such Permitted Transferee, as applicable) shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such Share of Common Stock for which the record date is prior to the date upon which the Participant (or a Permitted Transferee, as applicable) shall become the holder of record or the beneficial owner thereof.

9.	Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.
10.

Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Sr. Vice President of Human Resources, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11.

No Right to Continued Service. Any questions as to whether and when there has been a Termination shall be determined in the sole discretion of the Company. This Option Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

12.	Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13.

Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment, or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14.

Clawback / Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (i) canceling the Options; or (ii) requiring that the Participant forfeit any gain realized on the exercise of the Options or the disposition of any shares of Common Stock received upon exercise of the Options, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Option Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Options shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law. For the avoidance of doubt, all Awards granted under the Plan are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law.

15.

Governing Law and Venue. This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Option Agreement, the Grant Notice, or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice, or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

16.

Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Agreement (including the Grant Notice), the Plan shall govern and control.

17.

Restrictive Covenants. The Participant acknowledges and agrees that the Participant is, or, unless otherwise determined by the Company, will become, party to an agreement with the Company which contains restrictive covenant obligations with respect to the Participant (any such agreement(s), a “Restrictive Covenant Agreement”). The Participant hereby acknowledges and reaffirms the Participant’s obligations under any such Restrictive Covenant Agreement and hereby acknowledges and agrees that any breach of a Restrictive Covenant Agreement will constitute Detrimental Activity under the Plan.

18.

Exhibit for Non-US Participants. If the Participant is residing and/or working outside of the United States, the Option shall be subject to any special provisions set forth in Exhibit A to this Option Agreement. If the Participant becomes based outside the United States during the life of the Option, the special provisions set forth in Exhibit A shall apply to the Participant to the extent that the Company determines that the applications of such provisions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included on Exhibit A, the special provisions set forth in Exhibit A for such country shall apply to the Participant to the extent that the Company determines that the applications of such provisions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Option Agreement.

19.

Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; provided that such termination or amendment of the Plan shall not materially and adversely affect the Participant’s rights under this Agreement without the Participant’s written consent; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy, or resignation.

20.

Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21.

Entire Agreement. This Option Agreement (including, without limitation, any Exhibit attached hereto), the Grant Notice, and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.